Exhibit 4.9

                          ARTICLES OF INCORPORATION
                                      OF
                     RAC MORTGAGE INVESTMENT CORPORATION

                                   I. NAME
      The name of the Corporation is RAC Mortgage Investment Corporation (the 'Corporation').

                                  II. PURPOSE
      The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act as amended from time to time.

                              III. CAPITAL STOCK
      The number of shares which the Corporation shall have authority to issue shall be 50,000,000 shares of common stock with the par value of $.01 each. The shares of the Corporation shall be non-assessable. No holder of shares of any class of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

                       IV. REGISTERED OFFICE AND AGENT
      The initial registered office shall be located at P.O. Box 1535, 707 East Main Street, Richmond, Virginia, 23212, in the City of Richmond, and the initial registered agent shall be Randolph F. Totten, Esq., who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.

                              V. INDEMNIFICATION
      (1)   In this Article:
            'applicant' means the person seeking indemnification pursuant to this Article.
            "expenses" includes counsel fees and disbursements.
            "liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.
            "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
            "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.
      (2) In any proceeding brought by a shareholder of the Corporation in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages in excess of $0.00 with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.
      (3) The Corporation shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director, or officer of the Corporation, or (ii) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the
Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of
Directors  is  hereby   empowered,   by  a  majority   vote  of  a  quorum  of
disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.
      (4) The provisions of this Article shall be applicable to all proceedings commenced after the adoption hereof by the shareholders of the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys fees, incurred by any such director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.
      (5) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section (2) or (3) of this Article.
      (6) Any indemnification under section (3) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in section (3).
            The determination shall be made:
            (a)...By the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding;
            (b)...If a quorum cannot be obtained under subsection (a) of this section, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;
            (c)...By special legal counsel:
            ......(i)   Selected by the Board of  Directors  or its  committee
in the manner prescribed in subsection (a) or (b) of this section; or
            ......(ii)  If a  quorum  of the  Board  of  Directors  cannot  be obtained under subsection (a) of this section and a committee cannot be designated under subsection (b) of this section, selected by majority vote of the full Board of Directors, in which selection Directors who are parties may participate; or
            (d)...By the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.
      Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of this section (6) to select counsel.
      Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.
      (7) (a)...The corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under section (3) if the applicant furnishes the Corporation:
            ......(i)   a written  statement  of his good faith belief that he
has met the standard of conduct described in section (3); and
            ......(ii)  a written  undertaking,  executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.
            (b)...The  undertaking  required by paragraph  (ii) of  subsection
(a) of this section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.
            (c)...Authorizations of payments under this section shall be made by the persons specified in section (6).
      (8) The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested Directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in section (2) or
(3) of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in section
(3). The provisions of sections (4) through (7) of this Article shall be applicable to any indemnification provided hereafter pursuant to this section
(8).
      (9) The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.
      (10) Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlements to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws, or other arrangements ); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.
      (11) Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                              VI. EXCESS SHARES

      (1) Affidavits of Transferees. Whenever it is deemed by the Board of Directors to be prudent in protecting the tax status of the Corporation, the Board of Directors may require to be filed with the Corporation a statement or affidavit from each proposed transferee of shares of capital stock of the Corporation setting forth the number of such shares already owned by the transferee and any related person(s) specified in the form prescribed by the Board of Directors for that purpose. Any contract for the sale or other transfer of shares of capital stock of the Corporation shall be subject to this provision.
      (2) Affidavits of Shareholders. Prior to any transfer or transaction which would cause a shareholder to own, directly or indirectly, shares in excess of the "Limit" as defined in Section (4) of this Article, and in any event upon demand of the Board of Directors, such shareholder shall file with the Corporation an affidavit setting forth the number of shares of capital stock of the Corporation (a) owned directly and (b) owned indirectly (for purposes of this Section (2), shares of capital stock not owned directly shall be deemed to be owned indirectly by a person if that person would be the beneficial owner of such shares for purposes of Rule 13d-3, or any successor rule thereto, promulgated under the Securities Exchange Act of 1934, as amended or any successor statute thereto (the "Exchange Act"), and/or would be considered to own such shares by reason of the attribution rules in Section 544 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") or the regulations issued thereunder), by the person filing the affidavit. The affidavit to be filed with the Corporation shall set forth all information required to be reported in returns filed by shareholders under Treasury Regulation Subsection 1.857-9 issued under the Code or similar provisions of any successor regulation, and in reports to be filed under Section 13(d), or any successor rule thereto, of the Exchange Act. The affidavit, or an amendment thereto, shall be filed with the Corporation within ten (10) days after demand therefor and at least fifteen
(15) days prior to any transfer or transaction which, if consummated, would cause the filing person to hold a number of shares of capital stock of the Corporation in excess of the "Limit" as defined in Section (4) of this Article. The Board of Directors shall have the right, but shall not be required, to refuse to transfer any shares of capital stock of the Corporation purportedly transferred other than in compliance with the provisions of this Section (2).
      (3) Void Transfers. Any acquisition of shares of capital stock of the Corporation that could or would result in the disqualification of the Corporation as a real estate investment trust under the Code shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee of those shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of those shares shall be deemed, at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring those shares and to hold those shares on behalf of the Corporation.
      (4) Excess Shares. Notwithstanding any other provision hereof to the contrary and subject to the provisions of Section (5) of this Article, no person or persons acting as a group shall at any time directly or indirectly own in the aggregate more than 9.8% of the outstanding shares of capital stock of the Corporation (the "Limit"). Shares which but for this Article would be owned by a person or persons acting as a group and would, at any time, be in excess of the Limit shall be deemed "Excess Shares." For the purposes of determining ownership of Excess Shares, "ownership" of shares shall be deemed to include shares constructively owned by a person under the provisions of Section 544 of the Code and also shall include shares beneficially owned under the provisions of Rule 13d-3, or any successor rule, under the Exchange Act. For purposes of determining persons acting as a group, "group" shall have the same meaning as such term has for purposes of
Section 13(d)(3), or any successor rule, of the Exchange Act. All shares of capital stock of the Corporation which any person or persons acting as a group have the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into those shares, if any, shall be considered outstanding for purposes of determining the applicable Limit if such inclusion will cause such person or persons acting as a group to own more than the Limit. The Board of Directors shall have the right, but shall not be required, to refuse to transfer shares of capital stock on the books of the Corporation if, as a result of the proposed transfer, for any person or persons acting as a group would hold or be deemed to hold Excess Shares.
      (5) Exemptions. The Limit set forth in Section (4) of this Article shall not apply to the acquisition of shares of capital stock of the
Corporation by an underwriter in a public offering of those shares or in any transaction involving the issuance of shares of capital stock by the Corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring those shares will timely distribute those shares to or among others so that, following such distribution, none of those shares will be deemed to be Excess Shares. The Board of Directors in its discretion may exempt from the Limit and from the filing requirements of Section (2) of this Article ownership or transfers or certain designated shares of capital stock of the Corporation while owned by or transferred to a person who has provided the Board of Directors with evidence and assurances acceptable to the Board of Directors that the qualification of the Corporation as a real estate investment trust under the Code and the regulations issued under the Code would not be jeopardized thereby.
      (6)   Redemption  of Excess  Shares.  At the  discretion of the Board of
Directors, all Excess Shares may be redeemed by the Corporation. Written notice of redemption shall be provided to the holder of the Excess Shares not less than one week prior to the redemption date (the "Redemption Date") determined by the Board of Directors and included in the notice of redemption. The redemption price to be paid for Excess Shares will be equal to (a) the closing price of those shares on the principal national securities exchange on which the shares are listed or admitted to trading on the last business day prior to the Redemption Date, or (b) if the shares are not so listed or admitted to trading, the closing bid price on the last business day prior to the redemption Date as reported on the NASD System, if quoted thereon, or (c) if the redemption price is not determinable in accordance with either clause (a) or (b) of this sentence, the net asset value of the shares determined in good faith by the Board of Directors and in accordance with the Virginia Stock Corporation Act (the 'Net Asset Value'). The redemption price for any shares of capital stock of the Corporation so redeemed shall be paid on the Redemption Date. From and after the Redemption Date, the holder of any shares of capital stock of the corporation called for redemption shall cease to be entitled to any distributions and other benefits with respect to those shares, except the right to payment of the redemption price fixed as aforesaid.
      (7)   Application  of Article.  Nothing  contained in this Article or in any other provision hereof shall limit the authority of the Board of Directors to take any and all other action as it in its sole discretion deems necessary or advisable to protect the Corporation and the interests of its shareholders by maintaining the Corporation's eligibility to be, and preserving the Corporation's status as, a qualified real estate investment trust under the Code.
      (8) Definition of "Person". For purposes of this Article only, the term "person" shall include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, consortia, companies, trusts, banks, trust companies, land trusts, common law trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

      (9) Severability. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of that court.

Dated:   December 17, 1987


                                    /s/ Jack A. Molenkamp
                                    Jack A. Molenkamp,
                                    Incorporator

                     RAC MORTGAGE INVESTMENT CORPORATION

                            ARTICLES OF AMENDMENT


1.    The name of the Corporation is RAC Mortgage Investment Corporation.

2.    The Amendment adopted is as follows:

      (a) Insert as Article VII of the Articles of Incorporation of RAC Mortgage Investment Corporation the following:

VII.   ACQUISITION OF SHARES BY CERTAIN TAX-EXEMPT ORGANIZATIONS

      (1) Affidavits of Shareholders and Transferees. Whenever it is deemed by the Board of Directors to be prudent in avoiding (a) the direct or indirect imposition of a penalty tax on the Corporation (including the imposition of an entity-level tax on one or more real estate mortgage investment conduits ("REMICs") in which the Corporation has acquired or plans to acquire an interest) or (b) the endangerment of the tax status of one or more REMICs in which the Corporation has acquired or plans to acquire an interest, the Board of Directors may require to be filed with the Corporation a statement or affidavit from any holder or proposed transferee of capital stock of the Corporation stating whether the holder or proposed transferee is
(i) the United States, any state or political subdivision thereof, any possession of the United States, any agency or instrumentality of the foregoing, or any other organization that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code) (a "Tax-Exempt Organization") or (ii) a partnership, trust, real estate investment trust, regulated investment company, or other pass-through entity in which a Tax-Exempt Organization holds or is permitted to hold a direct or indirect beneficial interest (a "Pass-through Entity"). Any contract for the sale or other transfer of shares of capital stock of the Corporation shall be subject to this provision. Furthermore, the Board of Directors shall have the right, but shall not be required, to refuse to transfer any shares of capital stock of the Corporation purportedly transferred, if either (a) a statement or affidavit requested pursuant to this Section (1) has not been received, or (b) the proposed transferee is a Tax-Exempt organization or Pass-Through Entity.

      (2) Void Transfers. Any acquisition of shares of capital stock of the Corporation that could or would (a) result in the direct or indirect imposition of a penalty tax on the Corporation (including the imposition of an entity-level tax on one or more REMICs in which the Corporation has acquired or plans to acquire an interest) or (b) endanger the tax status of one or more REMICs in which the Corporation has acquired or plans to acquire an interest shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee of the subject shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of those shares shall be deemed, at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring those shares and to hold those shares on behalf of the Corporation.

      (3) Redemption of Shares. Whenever it is deemed by the Board of Directors to be prudent in avoiding (a) the direct or indirect imposition of a penalty tax on the Corporation (including the imposition of an entity-level tax on one or more REMICs in which the Corporation has acquired or plans to acquire an interest) or (b) the endangerment of the tax status of one or more REMICs in which the Corporation has acquired or plans to acquire an interest, the Corporation may redeem shares of its capital stock. Any such redemption shall be conducted in accordance with the procedures set forth in Section (6) of Article VI.

      (4) Application of Article. Nothing contained in this Article or in any other provision hereof shall limit the authority of the Board of Directors to take any and all other action as it in its sole discretion deems necessary or advisable to protect the Corporation or the interests of its shareholders by avoiding (a) the direct or indirect imposition of a penalty tax on the Corporation (including the imposition of an entity-level tax on one or more REMICs in which the Corporation has acquired or plans to acquire an interest) or (b) the endangerment of the tax status of one or more REMICs in which the Corporation has acquired or plans to acquire an interest.

      (5) Severability. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of that court.

3.    The sole shareholder approved the Amendment by Consent dated January
27, 1988.

Dated:   January 27, 1988         RAC Mortgage Investment Corporation

                                   By:    /s/ Thomas H. Potts
                                   Its:  President